As filed with the Securities and Exchange Commission on October 15, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UAP HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	11-3708834
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7251 W. 4th Street

Greeley, Colorado 80634

(970) 356-4400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

UAP Holding Corp. 2007 Long-Term Incentive Plan

(Full title of the plan)

Todd A. Suko, Esq.

Vice President, General Counsel & Secretary

UAP Holding Corp.

7251 W. 4th Street

Greeley, Colorado 80634

(970) 356-4400

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Rosa A. Testani, Esq.

Akin Gump Strauss Hauer & Feld LLP

590 Madison Ave.

New York, NY 10022

(212) 872-1000

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)(2)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE		PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, $0.001 par value	5,500,000	$30.63	(3)	$168,465,000	$5,171.88

(1)             Represents maximum number of shares of Common Stock issuable pursuant to the UAP Holding Corp. 2007 Long-Term Incentive Plan.

(2)             This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(3)             Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended. The above calculation is based on the average of the high and low sale prices of the Common Stock reported on the NASDAQ National Market on October 11, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS.

ITEM 1.                    PLAN  INFORMATION*

ITEM 2.                    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

*                    Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.                    INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant incorporates by reference the documents listed below (other than any portions thereof, which under the Securities Exchange Act of 1934 and applicable SEC rules, are not deemed “filed” under that Act):

•              The Registrant’s Annual Report on Form 10-K for the fiscal year ended February 25, 2007;

•              The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 27, 2007;

•                                          The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 26, 2007;

•                                          The Registrant’s Current Reports on Form 8-K filed March 6, 2007; March 6, 2007; March 21, 2007; April 5, 2007; April 25, 2007 (as to Item 8.01 thereof), as amended on April 26, 2007; May 29, 2007; June 12, 2007; June 20, 2007; July 26, 2007 and October 4, 2007 (as to Item 8.01 thereof); and

•                                          The description of our common stock contained in the Registration Statement on Form 8-A filed on November 19, 2004, including any amendments or reports filed for the purposes of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents  (other than any such documents, or portions thereof, which under the Securities Exchange Act of 1934 and applicable SEC rules, are not deemed “filed” under that Act).

ITEM 4.                    DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.                    INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

In accordance with the provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of UAP Holding Corp., UAP Holding Corp. shall indemnify, to the fullest extent permitted by law, any person who is or was a party, or is threatened to be made a party to, any threatened, pending or contemplated action, suit or other type of proceeding (other than an action by or in our right), whether civil, criminal, administrative, investigative or otherwise, and whether formal or informal, by reason of the fact that such person is or was UAP Holding Corp.’s director, officer or employee or is or was serving at UAP Holding Corp.’s request (as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against judgments, amounts paid in settlement, penalties, fines (including an excise tax assessed with respect to any employee benefit plan) and expenses (including counsel fees) actually and reasonably incurred in connection with any such action, suit or other proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, UAP Holding Corp.’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In addition, UAP Holding Corp. also carries insurance on behalf of its directors, officers, employees or agents that may cover liabilities under the Securities Act.

UAP Holding Corp. provides its directors and officers with additional director and officer liability insurance.

ITEM 7.                    EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.                    EXHIBITS

Exhibit No.	Description
4.1

Amended and Restated Certificate of Incorporation of UAP Holding Corp. filed with the Secretary of State of the State of Delaware on November 17, 2004 (incorporated by reference to Exhibit 3.5 to Amendment No. 6 to UAP Holding Corp.’s Registration Statement on Form S-1 dated November 18, 2004 (File No. 333-114278)).

4.2

Certificate of Elimination of Series A Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 to UAP Holding Corp.’s Current Report on Form 8-K dated December 3, 2004 (File No. 000-51035)).

4.3	Amended and Restated By-Laws of UAP Holding Corp. (incorporated by reference to Exhibit 3.2 to UAP Holding Corp.’s Current Report on Form 8-K dated December 3, 2004 (File No. 000-51035)).

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP, counsel to the Registrant

15.1	Awareness letter of Deloitte & Touche LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included in the signature pages)

99.1	UAP Holding Corp. 2007 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to UAP Holding Corp.’s Quarterly Report on Form 10-Q filed October 5, 2007 (File No. 000-51035))

ITEM 9.                    UNDERTAKINGS

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however , that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeley, State of Colorado, on this 12th day of October, 2007.

UAP HOLDING CORP.

By:	/s/ L. Kenny Cordell
L. Kenny Cordell
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints L. Kenneth Cordell, David W. Bullock and Todd A. Suko and each of them, any of whom may act without joinder of the other, his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ L. Kenny Cordell	President, Chief Executive Officer and	October 12, 2007
L. Kenny Cordell	Director (principal executive officer)

/s/ David W. Bullock	Executive Vice President and Chief	October 12, 2007
David W. Bullock	Financial Officer (principal financial officer)

/s/ Alan E. Kessock	Chief Accounting Officer and Corporate	October 12, 2007
Alan E. Kessock	Controller (principal accounting officer)

/s/ David R. Birk	Director	October 12, 2007
David R. Birk

/s/ Michael E. Ducey	Director	October 15, 2007
Michael E. Ducey

/s/ Steven Y. Gold	Director	October 15, 2007
Steven Y. Gold

/s/ Thomas Miklich	Director	October 12, 2007
Thomas Miklich

/s/ Carl J. Rickersten	Director	October 12, 2007
Carl J. Rickersten

/s/ William H. Schumann III	Director	October 12, 2007
William H. Schumann III

/s/ Scott L. Thompson	Director	October 12, 2007
Scott L. Thompson

Exhibit Index

Exhibit No.	Description
4.1

Amended and Restated Certificate of Incorporation of UAP Holding Corp. filed with the Secretary of State of the State of Delaware on November 17, 2004 (incorporated by reference to Exhibit 3.5 to Amendment No. 6 to UAP Holding Corp.’s Registration Statement on Form S-1 dated November 18, 2004 (File No. 333-114278)).

4.2

Certificate of Elimination of Series A Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 to UAP Holding Corp.’s Current Report on Form 8-K dated December 3, 2004 (File No. 000-51035)).

4.3	Amended and Restated By-Laws of UAP Holding Corp. (incorporated by reference to Exhibit 3.2 to UAP Holding Corp.’s Current Report on Form 8-K dated December 3, 2004 (File No. 000-51035)).

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP, counsel to the Registrant

15.1	Awareness letter of Deloitte & Touche LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included in the signature pages)

99.1	UAP Holding Corp. 2007 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to UAP Holding Corp.’s Quarterly Report on Form 10-Q filed October 5, 2007 (File No. 000-51035))